UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2008
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Idenitifcaiton Number)
7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
The following information, including the text of the transcript attached as an exhibit to this Form 8-K, is being furnished pursuant to Item 7.01.
On November 20, 2008, NuVasive, Inc. (the “Company”) held a conference call with investors and analysts in a question and answer format. A copy of the transcript of this call is attached as Exhibit 99.1 to this Form 8-K.
The Company cautions you that statements included in the attached Exhibit 99.1 that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause the Company’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that the Company’s exposure to off-label use of products in our portfolio is greater than anticipated; the possibility that the DOJ may continue to investigate companies in the spine industry, including the Company; the risk that industry standards with respect to surgeon consultant practices may change; the risk that the general condition of the spine industry may negatively affect the Company at a level greater than anticipated; and other risks and uncertainties more fully described in Company’s press releases and periodic filings with the Securities and Exchange Commission(the “SEC”). The Company’s public filings with the SEC are available at www.sec.gov. The Company assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
The Form 8-K and the information furnished herein shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Transcript of NuVasive, Inc. Conference Call on November 20, 2008 (furnished pursuant to Item 7.01 hereof).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: November 21, 2008	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
99.1	Transcript of NuVasive, Inc. Conference Call on November 20, 2008 (furnished pursuant to Item 7.01 hereof).